Exhibit 99.1

CompoSecure Reports Record Full Year 2022 Financial Results

and Issues 2023 Outlook

FY Net Sales up 41% to $378.5 Million; FY Net Income up 58% to $131.8 Million; FY Adj. EBITDA up 33% to $136.2 Million

Q4 Net Sales up 25% to $93.8 Million; Q4 Net Income up 12% to $22.4 Million; Q4 Adj. EBITDA up 44% to $30.6 Million

Expects 2023 Net Sales Between $400-$425 Million; Adj. EBITDA Between $145-$155 Million

SOMERSET, N.J., March 1, 2023 -- CompoSecure, Inc. (Nasdaq: CMPO), a leader in metal payment cards, security, and authentication solutions, today announced its financial and operating results for the fourth quarter and full year ended December 31, 2022.

“Our fourth quarter performance capped off a remarkable year for CompoSecure. For the full year 2022, we established records across all key financial metrics and demonstrated impressive domestic, international and fintech customer growth,” said Jon Wilk, President and CEO of CompoSecure. “Our ability to deliver these results despite the uncertain macroeconomic conditions speaks to the durability of our business driven by deep customer relationships, best-in-class products, and strong sales execution. Looking ahead, we are well positioned to continue driving organic growth, which is supported by positive card issuer trends. We also remain committed to prudent investments in product innovation across payment card and security technologies to deliver long term shareholder value.”

Full Year 2022 Financial Highlights (vs. FY 2021)

●	Net Sales: Net Sales increased 41% to $378.5 million compared to $267.9 million.

●	Gross Profit: Gross Profit increased 52% to $219.6 million or 58% of Net Sales, compared to $144.8 million or 54.1%.

●	Net Income/EPS: Net Income increased 58% to $131.8 million compared to $83.4 million. Net Income per share attributable to class A common stockholders was $1.21 (Basic) and $1.13 (Diluted).

●	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $83.0 million. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $1.10 (Basic) and $0.94 (Diluted) (see reconciliation of non-GAAP measures shown in table below).

●	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 33% to $136.2 million compared to $102.3 million.

●	Balance Sheet: As of December 31, 2022, the Company had $13.6 million of cash and cash equivalents and $363 million of total debt, which includes $233 million of term loan, and $130 million of exchangeable notes.

●	Shares Outstanding: As of December 31, 2022, the Company had approximately 76.7 million shares outstanding which includes approximately 16.4 million class A shares and approximately 60.3 million class B shares (for more information on shares outstanding, both Basic and Diluted, please refer to the Company’s 10-K and the accompanying earnings presentation).

Q4 2022 Financial Highlights (vs. Q4 2021)

●	Net Sales: Net Sales increased 25% to $93.8 million compared to $75.3 million, with the increase primarily driven by strong sales execution, growth from new and existing programs, and continued international demand.

●	Gross Profit: Gross Profit increased 28% to $50.3 million or 53.6% of Net Sales, compared to $39.3 million or 52.2%. The increase in Gross Profit and margin was primarily driven by improved operational efficiencies and volume.

●	Net Income/EPS: Net Income increased 12% to $22.4 million compared to $20.0 million. Net Income per share attributable to class A common stockholders was $0.14 (Basic) and $0.14 (Diluted).

●	Adjusted Net Income/Adjusted EPS: Adjusted Net Income (a non-GAAP measure) was $17.7 million. Adjusted EPS (a non-GAAP measure), which includes both class A and class B shares, was $0.23 (Basic) and $0.20 (Diluted) (see reconciliation of non-GAAP measures shown in table below).

●	Adjusted EBITDA: Adjusted EBITDA (a non-GAAP measure) increased 44% to $30.6 million compared to $21.2 million, with the increase primarily driven by Net Sales growth, margin expansion, as well as managing investments related to Arculus.

Recent Operational Highlights

●	Enhanced security for cardholders:

o	Secure Authentication – received approval from Visa and Mastercard to add secure authentication to payment cards using FIDO2 technology and working on pilots with several customers.

o	Biometric Card – includes a fingerprint sensor on a metal payment card delivering enhanced security at the point of a transaction.

o	Dynamic CVV – converts the 3-digit CVV code from a static number printed on the back of the metal card to a tiny e-ink screen that refreshes the CVV periodically.

●	Launched innovative payment card designs:

o	LED Card – makes the issuing bank logo light up with LEDs when a contactless transaction is initiated at the point of sale.

o	Lux Glass™ Card – CompoSecure is the first to manufacture a transparent payment card made of Corning® Gorilla® Glass with a metal bezel.

o	Echo Mirror™ Card – a buffed stainless-steel payment card with a mirror-like finish, and a protective coating.

●	Enhancing Arculus cold storage wallet B2B and B2C functionality to include support for more than 10K coins, superior security for card to mobile device communication, and expanded wallet connect and Defi access.

●	Successfully completed and received independent SOC 2 Type 2 audit attestation.

2023 Financial Outlook

CompoSecure expects Net Sales for the full year 2023 to range between $400-$425 million and expects Adjusted EBITDA in 2023 to range between $145-$155 million.

Conference Call

The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern time to discuss its financial and operational results, followed by a question-and-answer period.

Date: Wednesday, March 1, 2023

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

A live webcast and replay of the conference call will be available on the investor relations section of the Company’s website at https://ir.composecure.com/news-events/events.

About CompoSecure

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.composecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements: the outcome of any legal proceedings that may be instituted against the Company or others; the impacts of the ongoing COVID-19 pandemic; the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees; the possibility that the Company may be adversely impacted by other economic conditions (including the rapidly evolving conflict between Russian and the Ukraine), business, and/or competitive factors; future exchange and interest rates; and other risks and uncertainties included under “Risk Factors” in other Company filings that have been made or will be made with the Securities and Exchange Commission. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. The Company believes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to investors in evaluating the Company’s financial performance. The Company uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business, as well as evaluate its underlying historical performance and to measure incentive compensation, as we believe that these non-GAAP financial measures depict the true performance of the business by encompassing only relevant and controllable events, enabling the Company to evaluate and plan more effectively for the future. Due to the forward-looking nature of the financial guidance included above, specific quantification of the charges excluded from the non-GAAP financial measures included in such financial guidance, including with respect to depreciation, amortization, interest, and taxes, that would be required to reconcile the non GAAP financial measures included in such financial guidance to GAAP measures are not available, so it is not feasible to provide accurate forecasted non-GAAP reconciliations without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward looking non-GAAP financial measures is included. In addition, the Company’s debt agreements contain covenants that use a variation of these measures for purposes of determining debt covenant compliance. The Company believes that investors should have access to the same set of tools that its management uses in analyzing operating results. EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are significant components in understanding and assessing the Company’s financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity and may be different from similarly titled non-GAAP measures used by other companies. Please refer to the tables below for the reconciliation of GAAP measures to these non-GAAP measures for the quarters and years ended December 31, 2022 and December 31, 2021.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(908) 898-8887

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

ir@composecure.com

CompoSecure, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Cash and cash equivalents	$13,642	$21,944
Accounts Receivable, net	37,272	27,925
Inventories	42,374	25,806
Prepaid expenses and other current assets	3,824	2,596
Property and equipment, net	22,655	22,177
Right of use asset, net	8,932	5,246
Deferred tax asset	25,569	25,650
Derivative asset - interest rate swap	8,651	-
Deposits and other assets	24	10
TOTAL ASSETS	$162,943	$131,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$14,372	12,500
Current portion of lease liabilities	1,846	1,119
Accounts payable	7,127	7,058
Accrued expenses	10,154	10,131
Deferred issuance costs	-	23,107
Commission payable	3,317	3,089
Bonus payable	8,177	3,512
Long-term debt, net of deferred finance costs	216,276	233,132
Convertible notes, net of debt discount	127,348	126,897
Derivative liability - convertible notes	285	552
Warrant liability	16,341	35,271
Line of credit	-	15,000
Earnout liability	15,090	38,427
Lease liabilities	7,766	4,709
Tax receivable agreement liability	26,842	24,500
Total stockholders' (deficit)	(291,998)	(407,650)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$162,943	$131,354

CompoSecure, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net sales	$93,790	$75,300	$378,476	$267,948

Operating expenses:
Cost of sales	43,514	36,025	158,832	123,099
Selling, General and administrative	25,425	30,076	104,749	63,424
Total operating expenses	68,939	66,101	263,581	186,523

Income from operations	24,851	9,199	114,895	81,425

Total other income (expense), net	(1,872)	9,962	21,280	1,132
Income before income taxes	22,979	19,161	136,175	82,557
Income tax provision	(622)	857	(4,360)	857
Net income	22,357	20,018	131,815	83,414

Net income attributable to non-controlling interests	20,113	16,864	113,158	80,260
Net income attributable to CompoSecure, Inc	$2,243	$3,154	$18,657	$3,154

Net income per share attributable to Class A common stockholders -basic	$0.14	$0.21	$1.21	$0.21
Net income per share attributable to Class A common stockholders - diluted	$0.14	$0.12	$1.13	$0.12

Weighted average shared used to compute net income per share attributable to Class A common stockholders - basic	16,059	14,930	15,372	14,930
Weighted average shared used to compute net income per share attributable to Class A common stockholders - diluted	16,059	94,570	32,555	94,570

CompoSecure, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITES:
Net income	$131,815	$83,414
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,575	10,428
Equity-based compensation expense	11,465	6,113
Amortization of deferred finance costs	2,345	1,654
Inventory Reserve	1,668	600
Change in fair value of earnout consideration liability	(23,337)	(9,575)
Revaluation of warrant liability	(18,930)	(3,485)
Change in fair value of derivative liability	(266)	-
Deferred tax expense (benefit)	3,193	(857)
Changes in assets and liabilities
Accounts receivable	(9,347)	(19,133)
Inventories	(18,237)	3,792
Prepaid expenses and other assets	(1,228)	(1,519)
Accounts payable	68	4,637
Deposits	(14)	-
Accrued expenses	23	1,665
Other liabilities	4,990	46
Net cash provided by operating activities	92,783	77,780
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(9,053)	(4,746)
Net cash used in investing activities	(9,053)	(4,746)
CASH FLOWS FROM FINANCING ACTIVITIES:
Business combination and PIPE financing	-	60,826
Proceeds from convertible notes	-	127,400
Proceeds from employee stock purchase plan and exercise of equity awards	82	-
Proceeds from Term Loan	-	250,000
Payment of line of credit	(15,000)	(5,000)
Deferred finance costs related to debt origination	-	(1,860)
Payment of term loan	(16,878)	(240,000)
Payment of Tax receivable agreement liability	(110)	-
Distributions pursuant to the business combination	-	(218,300)
Distributions to Holdings's members	(36,293)	(22,334)
Payment of issuance cost related to business combination	(23,833)	(15,244)
Net cash used in financing activities	(92,032)	(64,512)
Net decrease in cash and cash equivalents	(8,302)	8,522
Cash and cash equivalents, beginning of period	21,944	13,422
Cash and cash equivalents, end of period	$13,642	$21,944

Supplementary disclosure of cash flow information
Cash paid for interest expense	$21,379	$10,101
Supplemental disclosure of non-cash financing activity:
Derivative asset - interest rate swap	$8,651	$-
Issuance costs payable	$-	$23,107

CompoSecure, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income	$22,357	$20,018	$131,815	$83,414
Add:
Depreciation	1,998	2,615	8,575	10,428
Interest expense, net	6,182	3,098	22,544	11,928
Taxes	622	(857)	4,360	(857)
EBITDA	$31,159	$24,874	$167,294	$104,913
Special management bonus expense	-	4,384	-	4,384
Equity compensation expense	3,730	4,989	11,465	6,113
Mark to market adjustments (1)	(4,310)	(13,060)	(42,533)	(13,060)
Adjusted EBITDA	$30,579	$21,187	$136,226	$102,350

(1) Includes the changes in fair value of warrant liability, derivative liabilities and earnout consideration liability.

CompoSecure, Inc.

Non-GAAP Adjusted EPS Reconciliation

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022		2022

	(in thousands) except per share amounts
	Basic	Diluted	Basic	Diluted
Net income	$22,357	$22,357	$131,815	$131,815
Add: provision for income taxes	622	622	4,360	4,360
Income before Income taxes	22,979	22,979	136,175	136,175
Income tax expense (1)	(4,784)	(4,784)	(22,423)	(22,423)
Adjusted net income	18,195	18,195	113,752	113,752
Less: mark-to-market adjustments (2)	(4,227)	(4,227)	(42,267)	(42,267)
Add: stock-based compensation	3,730	3,730	11,465	11,465
Adjusted net income	$17,698	$17,698	$82,950	$82,950
Common shares outstanding used in computing earnings per share, basic:
Class A and Class B common shares (3)	76,384	76,384	75,697	75,697
Common shares outstanding used in computing earnings per share, diluted:
Warrants (Public and Private) (4)	-	8,094	-	8,094
Options and restricted common shares	-	3,859	-	4,183
Total Shares outstanding used in computing adjusted earnings per share	76,384	88,337	75,697	87,974

Adjusted earnings per share (5)	$0.23	$0.20	$1.10	$0.94

1) Calculated using the Company's blended tax rate.

2) Includes the changes in fair value of warrant liability and earnout consideration liability.

3) Assumes both Class A shares and Class B shares participate in earnings and are outstanding at the end of the period.

4) Assumes treasury stock method, valuation at assumed fair market value of $18.00.

5) The Company did not include the effect of Exchangeable Notes to its total shares outstanding used in diluted adjusted net income per share.

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